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                                                                    EXHIBIT 10.4


                    ASSIGNMENT OF PURCHASE AND SALE CONTRACT
                      REPLACEMENT PROPERTY - REAL PROPERTY


Re:      Exchange No.: EX-12-2930


         This Assignment of Purchase and Sale Contract (this "Purchase Assignment") is made and entered into on ______________, by and among Tisano Realty, Inc. ("Exchanger"), Investment Property Exchange Services, Inc., a California corporation, as Qualified Intermediary under Exchange No. EX-12-2930 ("Qualified Intermediary"), and Tower Place Joint Venture ("Seller").

                                    RECITALS

         A. Exchanger and Seller are parties to that certain Purchase and Sale Contract dated 1/2/2002 (that agreement, as amended, is referred to as the "Purchase Agreement"). The real property (and all improvements on the real property) that is the subject of this transaction is described in the Purchase Agreement and is referred to as the "Replacement Property".

         B. Exchanger desires to assign to Qualified Intermediary certain interests and rights of Exchanger under the Purchase Agreement, as more particularly set forth in this Purchase Assignment.

         C. The Purchase Agreement provides that Seller will cooperate with Exchanger in a tax-deferred exchange of the Replacement Property under Section 1031 of the Internal Revenue Code (the "Exchange").

         D. Exchanger and Qualified Intermediary have executed an Exchange Agreement (the "Exchange Agreement") in which Exchanger agrees to transfer a Relinquished Property to Qualified Intermediary in return for Qualified Intermediary's agreement to purchase Replacement Property and transfer the Replacement Property to Exchanger. (Capitalized terms used in this Purchase Assignment without definition have the meanings defined in the Exchange Agreement.)

                                    AGREEMENT

         NOW, THEREFORE, with reference to the foregoing recitals, and in consideration of mutual covenants and conditions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchase Agreement is hereby modified and supplemented as follows:

         1. Assignment and Assumption; Seller's Consent. Exchanger assigns to Qualified Intermediary all of Exchanger's right, title and interest under the Purchase Agreement, including earnest money deposits. The obligation of Exchanger to deposit funds for the purchase of the Replacement Property, as


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required under the Purchase Agreement, is assigned to Qualified Intermediary.
Qualified Intermediary accepts the assignment. Subject to the provisions of this Purchase Assignment, Qualified Intermediary assumes Exchanger's interests and rights to acquire the Replacement Property from Seller under the Purchase Agreement. Qualified Intermediary is substituted in place of Exchanger under the Purchase Agreement solely for the purpose of acquiring the Replacement Property from Seller in order to facilitate the Exchange. Seller consents to the assignment upon the terms and conditions set forth in this Purchase Assignment.

         2. Qualified Intermediary as Buyer; Direct Deeding. Seller, Exchanger and Qualified Intermediary will acquire the Replacement Property from Seller. Qualified Intermediary, as buyer, instructs the Settlement Agent to record a conveyance document transferring the Replacement Property at close directly from Seller, as Grantor, to Exchanger, as Grantee. All bills of sale, tenant lease assignments, general assignments and similar closing documents referenced in the Purchase Agreement must be signed by Seller for the direct benefit of Exchanger. None of the provisions of this Purchase Assignment will in any way detract from the fact that Qualified Intermediary is, pursuant to this Purchase Assignment, the buyer of the Replacement Property from Seller for federal and other applicable state income tax purposes.

         3. Exchanger's Release and Indemnity. Exchanger releases, discharges, holds harmless and indemnifies Qualified Intermediary from and against any claim, demand, liability, loss, damage, cost, or expense (collectively, "Claim") in connection with any matter relating to the Replacement Property or any term, condition, or instrument referred to in this Purchase Assignment or otherwise relating to the Exchange.

         4. Seller's Release. Qualified Intermediary has not made or assumed and will not make or assume, nor will Qualified Intermediary be liable for, any covenant, duty or obligation of Exchanger under the Purchase Agreement that may remain in effect after the close of the transaction. Seller releases, discharges and holds harmless Qualified Intermediary from and against any Claim in connection with any matter relating to the Replacement Property or any term, condition, or instrument referred to in this Purchase Assignment or otherwise relating to the Exchange. The Seller's release does not apply to any Claim arising from Qualified Intermediary's breach of this Purchase Assignment, gross negligence, or willful misconduct. Seller's sole recourse will be against Exchanger with respect to any Claim concerning the Replacement Property or any performance, agreement, or obligation arising under the Purchase Agreement.


         5. Seller's Obligations. Seller is and will remain solely responsible and liable to Exchanger for the performance of every warranty and obligation of Seller with respect to the Replacement Property. Exchanger will look solely to Seller relating to those warranties and obligations. The assignment set forth in
Section 1 above does not affect, limit, modify or impair in any way the representations, warranties, covenants or indemnifications made by Seller or the obligations of Seller under the Purchase Agreement, which will continue to the benefit of Exchanger.


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Nothing set forth in this Purchase Agreement in any way releases Seller from any of Seller's obligations, liabilities, indemnifications, covenants, representations or warranties (whether express, implied in fact or implied at law) made under the Purchase Agreement for the benefit of Exchanger, or under any documents signed in connection with the Purchase Agreement for the benefit of Exchanger, including, without limitation, all conveyance deeds, assignments of contracts, assignments of leases, assignments of warranties, general assignments, bills of sale, estoppel certificates, and escrow instructions, if applicable (collectively, the "Collateral Documents"). Notwithstanding the foregoing, Seller shall accept the consideration for the purchase of the Replacement Property from Qualified Intermediary and convey title to the Replacement Property in accordance with the terms of Section 2.

         6. Exchanger's Obligation. Exchanger is and will remain solely responsible and liable to Seller for the performance of every warranty and obligation of Exchanger under the Purchase Agreement. The assignment set forth in Section 1 above does not affect, limit, modify or impair in any way the representations, warranties, covenants or indemnifications made by Exchanger or the obligations of Exchanger under the Purchase Agreement, which will continue to the benefit of Seller. Nothing set forth in this Purchase Assignment in any way releases Exchanger from any of Exchanger's obligations, liabilities, indemnifications, covenants, representations or warranties (whether express, implied in fact or implied at law) made under the Purchase Agreement for the benefit of Seller, or under any documents signed in connection with the Purchase Agreement for the benefit of Seller, including, without imitation, all Collateral Documents.

         7. Survival. The acknowledgments and agreements of Seller, Exchanger, and Qualified Intermediary set forth in this Purchase Assignment will survive the closing and the recordation of any conveyance deed or other instrument in connection therewith.

         8. Counterparts; Interpretation. This Purchase Assignment may be signed in counterparts and may be delivered by facsimile, and each counterpart and facsimile will be considered an original, but all of which, when taken together, will constitute one instrument. This Purchase Assignment shall not be construed for or against any party. The Recitals are incorporated into the Purchase Assignment. No provision of this Agreement, including the direct deeding provisions of Section 2, will in any way negate the fact that the Qualified Intermediary is, pursuant to this Purchase Assignment, the seller of the Relinquished Property to Buyer for federal income tax purposes.

         9. Litigation. If litigation is commenced between the parties regarding this Purchase Assignment, the prevailing party will be entitled, in addition to such other relief as may be granted, to reasonable attorney's fees and costs at trial and on appeal.

EXCEPT AS EXPRESSLY MODIFIED OR AMENDED IN THIS PURCHASE ASSIGNMENT, ALL TERMS AND CONDITIONS IN THE PURCHASE AGREEMENT REMAIN UNCHANGED.


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QUALIFIED INTERMEDIARY:

Investment Property Exchange Services, Inc., a California corporation, as Qualified Intermediary under Exchange No. EX-12-2930




  /s/ Sybil Weatherman
---------------------------
Sybil Weatherman
Senior Exchange Coordinator



EXCHANGER(S):

Tisano Realty, Inc.



  /s/
----------------------------
By:
Its:



SELLER:

TOWER PLACE JOINT VENTURE, a
Texas joint venture

By:  Murray Income Properties I, Ltd., a
     Texas limited partnership

     By:    /s/ Mitchell Armstrong
            ----------------------------
     Name:  Mitchell Armstrong
            ----------------------------
     Title: President
            ----------------------------